Exhibit 10.30

AMENDMENT AND SUPPLEMENT NO. 2 TO
SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT AND SUPPLEMENT NO. 2 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made as of February 13, 2008, by and among (1) GENCO SHIPPING & TRADING LIMITED, a corporation organized and existing under the laws of the Republic of Marshall Islands (the “Borrower”), (2) the banks and financial institutions acceptable to the Borrower and Mandated Lead Arranger (as defined below) as are signatories hereto, as lenders (the “Lenders”), and (3) DnB NOR BANK ASA, acting through its New York branch (“DnB”) as Administrative Agent (in such capacity, the “Administrative Agent”), mandated lead arranger (in such capacity, the “Mandated Lead Arranger”), as bookrunner (in such capacity, the “Bookrunner”), as security trustee and as collateral agent under the Security Documents (in such capacity, the “Collateral Agent”) and amends and is supplemental to the Senior Secured Credit Agreement dated as of July 20, 2007, as amended by that certain Amendment and Supplement No. 1 to the Senior Secured Credit Agreement dated as of September 21, 2007 (the “Credit Agreement”), made by and among the parties. All capitalized terms used herein and defined in Section 13 of the Credit Agreement are used as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a senior secured credit facility in the amount of US$1,377,000,000 (the “Facility”);

WHEREAS, the Borrower has requested that the Lenders permit the Borrower to purchase or redeem shares of common stock in the Borrower;

WHEREAS, the Lenders have agreed to permit the Borrower to purchase or redeem shares of common stock in the Borrower subject to those terms and conditions as set forth herein; and

WHEREAS, the Lenders and the Borrower have agreed to certain other amendments to the Credit Agreement and to that certain Pledge and Security Agreement dated August 17, 2007, by and among the Borrower, the Administrative Agent and the Subsidiary Guarantors (the “Pledge and Security Agreement”) and executed pursuant to Section 7.03 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.    Definitions.  Unless otherwise defined herein, words and expressions defined in the Credit Agreement have the same meanings when used herein, including in the recitals hereto.

2.    Representations and Warranties.  The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement, the Note and the Security Documents (updated mutatis mutandis).

3.    No Defaults.  The Borrower hereby represents and warrants that as of the date hereof no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred.

4.    Performance of Covenants.  The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement, the Note and the Security Documents, on its part to be performed, and the Borrower covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Credit Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.    Amendments to the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a) All references to “this Agreement” shall be deemed to refer to the Credit Agreement, as further amended and supplemented hereby.

(b) The text of Section 11.03(ii) shall be amended by deleting the word “and” at the end of the last line of this subsection.

(c) The following subsection (iii) shall be added to Section 11.03 of the Credit Agreement:

“(iii)                      the Borrower may purchase or redeem shares of common stock in the Borrower in market purchases under Rule 10b-18 or other purchases approved by the Borrower’s Board of Directors, any committee thereof or any authorized officer in an amount up to the Permitted Dividend Amount for the immediately preceding fiscal quarter; provided that, (A) no Default or Event of Default has occurred and is continuing at the time of any such purchases, (B) no Default or Event of Default would arise after giving effect to any such purchases and (C) the Borrower in the exercise of its rights under this Section 11.03(iii) shall not be permitted to purchase or redeem shares beneficially owned directly or indirectly by Peter Georgiopoulos; and”.

(d) Section 11.03(iii) of the Credit Agreement shall be renumbered accordingly as subsection (iv).

(e) The definitions of “Permitted Dividend Amount” and “Permitted Dividend Carry Forward Amount” in Section 13.01 shall be deleted and replaced in their entirety with the following:

“Permitted Dividend Amount” shall mean, for each fiscal quarter of the Borrower, (i) the sum of (x) Available Cash for such fiscal quarter and (y) the Permitted Dividend Carry Forward Amount for the immediately preceding fiscal quarter minus (ii) the sum of (a) the Fleet Maintenance Reserve for such fiscal quarter (b) the Fleet Renewal Reserve for such fiscal quarter, and (c) Consolidated Interest Expense for such fiscal quarter; provided that the aggregate amount of all Dividends made pursuant to Sections 11.03(ii) and (iii) as a result of this subclause (y) shall not exceed US$150,000,000.

“Permitted Dividend Carry Forward Amount” shall mean (i) for the fiscal quarter ending June 30, 2005, zero, and (ii) for each fiscal quarter thereafter, the Permitted Dividend Amount for such fiscal quarter; provided that to the extent the Permitted Dividend Amount for any fiscal quarter is a positive amount, only the portion of the Permitted Dividend Amount that has not been distributed as a Dividend pursuant to Section 11.03(ii) or (iii) shall be included in the calculation of this clause (ii)”.

6.    Fees and Expenses.  The Borrower shall pay promptly to the Lenders all costs and expenses (including reasonable legal fees) of the Lenders in connection with the preparation and execution of this Amendment.

7.    No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8.    Amendment to the Pledge and Security Agreement.  Annex A to the Pledge and Security Agreement shall be amended by adding the following information to the last row of the table contained therein:

“GENCO WISDOM LIMITED      Marshall Islands        N/A”.

9.    Other Documents.  By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that all references in the Note and the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended and supplemented by this Amendment.  By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Facility and any of its obligations under the Credit Agreement, the Note or any Security Document shall remain in full force and effect notwithstanding the amendments contemplated hereby.

10.   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

11.   Further Assurances.  The Borrower hereby consents and agrees that if this Amendment or any of the Security Documents shall at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment or any of the Security Documents.

12.   Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13.   Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

BORROWER:

GENCO SHIPPING & TRADING LIMITED, as Borrower

By /s/ John C. Wobensmith
Name: John C. Wobensmith
Title:   Chief Financial Officer

Address:

299 Park Avenue, 20th floor
New York, NY 10171
Telephone:(646) 443-8550
Facsimile:  (646) 443-8551

LENDERS:

DNB NOR BANK ASA, NEW YORK
BRANCH, as Administrative Agent,
Collateral Agent, Mandated Lead Arranger,
Bookrunner and a Lender

By  /s/ Nikolai A. Nachamkin
Name: Nikolai A. Nachamkin
Title:   Senior Vice President

By  /s/ Cathleen Buckley
Name: Cathleen Buckley
Title:   Vice President

BANK OF SCOTLAND PLC,
as a Lender

By  /s/ Brian R. Allan
        Name: Brian R. Allan
        Title:   Director, Marine Finance

By  /s/ Alan Boothby
        Name: Alan Boothby
        Title:   Director, Marine Finance

WEST LB, NEW YORK BRANCH,
as a Lender

By  /s/ Renata Gontijo
        Name:  Renata Gontijo
        Title:  Director

By  /s/ Jeff Nelson
        Name: Jeff Nelson
        Title:   Executive Director

ALLIANCE & LEICESTER
COMMERCIAL FINANCE PLC,
as a Lender

By  /s/ Chris Jones
        Name: Chris Jones
        Title:   Director of Corporate &
        Structured Finance

By  /s/ Mark McCarthy
      Name: Mark McCarthy
      Title:   Head of Shipping

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH,
as a Lender

By  /s/ Alex Aupoix
           Name:  Alex Aupoix
           Title:  Vice President

By  /s/ Adrienne Molloy
           Name:  Adrienne Molloy
           Title:  Vice President

DEXIA BANK BELGIUM SA/NV,
as a Lender

By  /s/ Marc Lauwers
        Name: Marc Lauwers
        Title:   Member of the Management Board

By  /s/ D. Gyselinck
       Name: D. Gyselinck
       Title:   Member of the Management Board

LLOYDS TSB BANK,
as a Lender

By  /s/ Nadeem Samaha
        Name: Nadeem Samaha
        Title:   Associate

By  /s/ David Sumner
        Name: David Sumner
        Title:   Associate Director

SWEDBANK AB (PUBL),
as a Lender

By  /s/ Dagobert Billsten
        Name: Dagobert Billsten
        Title:   Attorney-in-Fact

By____________________________
           Name:
           Title: